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                                                                EXHIBIT NO. 23.2






                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The Maximum Group, Inc.

We consent to incorporation by reference in the registration statements (Nos. 33-80984, 33-81002, 333-19691 and 333-19693) on Form S-8 of the Maxim Group,
Inc. and subsidiaries of our report dated December 23, 1996 with respect to the consolidated statements of operations, stockholders' equity, cash flows and the related financial statement schedule for the year ended March 31, 1995, which report appears in the January 31, 1997 report on Form 10-K of The Maxim Group, Inc.


                                        /s/ KPMG Peat Marwick LLP

Atlanta, Georgia
May 8, 1997